UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

F & M Bank Corp.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111 Timberville, Virginia (Address of principal executive offices)	22853 (Zip Code)

Registrant’s telephone number, including area code: (540) 896-8941

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As the Registrant has previously reported, on June 12, 2003, its Board of Directors approved the repurchase of up to 50,000 shares of its common stock from time to time as, in the opinion of management, market conditions warrant (the “Program”). Repurchases may be made on the open market or in privately negotiated transactions at prices not exceeding prevailing market rates.  Repurchased shares will be held as unissued stock and will be available for general corporate purposes.

On July 26, 2006, the Registrant’s Board of Directors approved an amendment (the “Amendment”) to the Program. The Amendment increases the number of shares of common stock that the Registrant can repurchase under the Program from 50,000 to 100,000. As of July 26, 2006, the Registrant has repurchased 44,064 shares of its common stock under the Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M BANK CORP.
(Registrant)

By: /s/ Neil W. Hayslett
Neil W. Hayslett
Senior Vice President and
Chief Financial Officer

 Date: August 2, 2006